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INS 1 (6/90) State of Michigan Department of
licensing & Regulation                            Company Admissions Division
                                                  Michigan Insurance Bureau
CERTIFICATION OF ARTICLES OF INCORPORATION        P.O. Box 30220
OR AMENDMENTS TO ARTICLES OF INCORPORATION        Lansing, MI 48909

================================================================================


                              I have examined the

                        Articles of Redomestication of

               THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.)


       and certify that the same is in accordance with the requirements of the act under which this company Is organized.

[SEAL]                                  /s/
                                        --------------------------------------
                                              Commissioner of insurance

                                        Dated: December 30 1992

                          [LOGO OF STATE OF MICHIGAN]

                               STATE OF MICHIGAN

                         Attorney General's Department
                               LANSING, MICHIGAN

                  I Hereby Certify, That I have examined the

                        ARTICLES OF REDOMESTICATION OF
               THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.)

and find the same in accordance with the requirements of the statutes of the State of Michigan and not in conflict with the Constitution of this State.

Dated at Lansing, Michigan, this 29th day of December, 1992.

                                                  /s/ Harry G. Iwasko, Jr.
                                                  -----------------------------
                                                  HARRY G. IWASKO, JR.
                                                  Assistant Attorney General.

No 638

                                 LYNN D. ALLEN

                   OAKLAND COUNTY CLERK - REGISTER OF DEEDS

                         PONTIAC, MICHIGAN 48341-0413

                                   858-0560

[LOGO OF COUNTRY OF OAKLAND]

RICHARD A. ELLIOTT                                  JHANIH SCHROEDER
DEPUTY CLERK - REGISTER                             Chief Deputy County Clerk
  858-0561                                            858-0586

JANET F. ST1CKLEY                                   SUE PAYNE
Director of Elections                               Chief Deputy Register
  858-0563                      CERTIFICATE           858-0610

STATE OF MICHIGAN
                  SS
COUNTY OF OAKLAND

   WE HEREBY ACKNOWLEDGE RECEIPT OF THE ARTICLES OF REDOMESTICATION OF THE MANUFACTURERS LIFE INSURANCE COMPANY (USA) APPROVED BY THE ASSISTANT ATTORNEY GENERAL ON DECEMBER 23, 1992.

   THIS CERTIFICATE WAS FILED IN THE OFFICE OF THE OAKLAND COUNTY CLERK ON JANUARY 21, 1993 UNDER FILE #1-93.

                                       LYNN D. ALLEN
                                       OAKLAND COUNTY CLERK

[SEAL]                                 BY  /s/ C. Maloney
                                           -----------------------------------
                                           DEPUTY CLERK

                          ARTICLES OF REDOMESTICATION

                                      OF

               THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.)

The name of this corporation is The Manufacturers Life Insurance Company (U.S.A.) (the "Corporation"). In connection with its redomestication from the State of Maine to the State of Michigan, the Consolidated Charter of The Manufacturers Life Insurance Company (U.S.A.) as of June 1, 1984 (the "Charter") are hereby amended and restated in their entirety, to read as set forth in Articles I through XII below, to conform to Michigan law and to effect the following changes:

1. To designate the executive offices of the corporation to be Suite 250, 500 North Woodward Avenue, Bloomfield Hills, Michigan 48013;

2.  To increase the authorized common and preferred stock to 50,000,000 shares;

3. To omit matters of historical interest such as the name and address of each incorporator, the number of and the names and addresses of the members of the initial Board of Directors, the street address of the initial registered office and the name of the initial registered agent of the Corporation.

These Articles of Redomestication of tha Corporation as set forth below were duly adopted by Unanimous Written Consent of the Sole Shareholder of the Corporation dated December 2, 1992 and by the Board of Directors on December 2, 1992, and all amendments included in such Articles of Redomestication have been adopted pursuant to the Michigan Insurance Cede and there is no discrepancy between the Charter and the Articles of Redomestication set forth below, other than the inclusion of amendments adopted herein, and the omission of matters of historical interest.

The provisions set forth in these Articles of Redomestication and Amended and Restated Articles of Incorporation shall be effective on the date the Michigan Insurance Department grants the corporation's application to redomestication of Michigan. These Articles supersede the original Charter and all amendments thereto. These Articles of Redomestication and Amended and Restated Articles correctly set forth the provisions of the Charter, as amended, of the Corporation.

                                   Article I

The name assumed by this corporation and by which it shall be know in law is:

   The Manufacturers Life Insurance Company (U.S.A.) and its principal office for the transaction of business shall be in the City of Bloomfield Hills, State of Michigan.

                                  Article II

This corporation is organized for the following purposes, as authorized by Chapter 6, Act No. 218 of the Public Acts of 1956, as amended, namely:

1. To insure the lives of individuals under life insurance plans both fixed and variable, individual, group and franchise; to grant, purchase and dispose of annuities both fixed and variable, individual, group and franchise; to insure either individually, or on a group or franchise plan, the health of persons against personal injuries, disablement, or death, resulting from accident and/or sickness; and to reinsure any part of said risks and to assume any other like risks. To have all the power conferred by the laws of the State of Michigan upon a corporation organized for the purpose of insuring the lives of individuals, and to issue all such forms of insurance contracts as pertain to or may be connected with the business of life insurance as it now is or may be hereafter carried on in the United States of America.

2. To issue any or all of its policies or contracts with or without participation in profits, savings or surplus; to classify policies issued on a participating or non-participating basis, and to determine the right to participate and the extent of participation of any class or classes of policies.

3. To have the power to establish either or both general and/or separate accounts in connection with the business authorized hereunder and to have the power to act as, or to establish, an investment advisor.

4. To have the right to buy, hold, sell, and convey personal property and such real estate, or interests therein, as may be necessary or convenient for the proper conduct of the affairs of the corporation as may be permitted by law.

5. To have all the powers conferred by law on a life insurance company organized for the purposes above set forth; and in connection therewith to have all powers conferred by law on all corporations organized and doing business under and by the authority of Chapter 52 of the Insurance Code.

                                  Article III

The term of existence of the Corporation shall be perpetual.

                                  Article IV

The annual meeting of the stockholders shall be held on the 2nd Tuesday of May each year at Three O'Clock (3:00) p.m. at a place designated by the Board of Directors either within or without the

State of Michigan.

                                   Article V

The authorized capital stock of the corporation shall be 50,000,000 shares of Common Stock of a par value of $1.00 each and 50,000,000 shares of Preferred stock of a par value of $1.00 each. All stock shall be issued for cash or property as provided by the law and when issued shall be fully paid non-assessable and shall be issued at such times and in such amounts as the Board of Directors of the corporation shall from time to time determine, subject to such approval of the Insurance Commissioner of the State of Michigan as may be required by law.

The designations and the voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions hereof, of the Preferred Stock and the Common Stock are as follows:

A. Dividends - The holders of the Preferred Stock, in preference to the holders of Common Stock or any other Junior Stock, shall be entitled to receive, as and when declared by the Board of Directors out of any funds legally available-therefore, cash dividends at the rate of Ten Cents ($.10) per year for each share of preferred stock held, and no more, payable on the date as the Board of Directors may establish. Such dividends shall be non-cumulative. The term "Junior Stock" whenever used in this Article v with reference to the Preferred Stock, shall mean any stock of the corporation over which the Preferred Stock has preference in the payment of dividends or in the distribution of assets in any liquidation or dissolution or winding up of the corporation, and shall include Common Stock.

    No dividend shall be paid upon, or declared or set apart for, any share of Preferred Stock for any annual period unless at the same time a like proportionate dividend for the same annual period shall be paid upon, or declared and set apart for, all shares of Preferred Stock then issued and outstanding and entitled to receive such dividend.

    In no event, so long as any shares of Preferred Stock shall be outstanding, shall any dividend, whether in cash or property, be paid or declared, nor shall any distribution be made, on Common Stock or other Junior Stock nor shall any shares of Common Stock or other Junior Stock be purchased, redeemed, or otherwise acquired for value by the corporation, unless dividends on the Preferred Stock of the then current annual dividend period shall have been paid or-declared and a sum sufficient for the payment thereof set apart.

    In addition to such annual dividends, the holders of the Preferred Stock shall be entitled to participate share for share with the holders of the Common Stock in any dividends, whether in cash or property, paid or set apart on Common Stock or other Junior Stock. The foregoing provisions of this paragraph shall not, however, apply to a dividend payable in Common Stock or other Junior Stock or to the acquisition of shares of Common Stock or other Junior stock in exchange for, or through application of the proceeds of the sale of, shares of Common Stock or other Junior Stock.

B. Liquidation or Dissolution - In the event of any liquidation or dissolution or winding up of the corporation, the holders of the Preferred Stock shall be entitled to receive, out of the assets of the corporation available for distribution to its stockholders, before any distribution of assets shall be made to the holders of the Common Stock or another Junior Stock the sum of $1.00 per share; and the holders of the Common Stock and other Junior Stock shall be entitled, to the share in all the assets of the corporation then remaining in accordance with their respective rights and preferences. If upon any liquidation or dissolution or winding up of the corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of the Preferred Stock the full amounts to which they shall be entitled, the holders of shares of

    Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable if all amounts payable on or with respect to the Preferred Stock were paid in full. Neither a statutory merger nor consolidation of the corporation into or with any other corporation, nor a statutory merger or consolidation of any other corporation into or with the corporation, nor a sale transfer or lease of all or any part of the assets of the corporation, shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this Section B.

C. Redemption - The Preferred Stock or any part thereof, at any time outstanding may be redeemed by the corporation, at its election expressed by resolution of the Board of Directors, at any time or from time to time, at the redemption price of $1.00 per share. If less than all the outstanding shares of Preferred Stock are to be redeemed, the selection of shares for redemption may be made either by lot or pro rata in such manner as may be prescribed by resolution of the Board of Directors.

    Notice of every redemption of Preferred Stock shall be mailed, addressed to the holders of record of the shares to be redeemed at their respective addresses as they shall appear on the stock books of the corporation (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to the holder to whom the corporation has failed to mail such notice or except as to the holder whose notice was defective).

    If notice of redemption shall have been duly mailed and if, on or before the redemption date specified in the notice, the Redemption Price shall have been set aside by the corporation, separate and apart from its other funds, in trust for the pro rata benefits of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then, from and after the date of redemption so designated, notwithstanding that any certificate for shares of Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the dividends thereon shall cease to be payable, and all rights with respect to the shares of Preferred Stock so called for redemption shall forthwith on the redemption date cease and terminate, except only the right of the holders thereof to receive the redemption price of the shares so redeemed, including full dividends due on-the redemption date.

D. Voting - Except by statute specifically otherwise provided, the Preferred Stock shall not entitle the holder thereof to vote at any meeting of stockholders, as the Preferred Stock, shall have no voting rights whatsoever.

E. Purchase of Preferred Stock - Shares of the Preferred Stock heretofore or hereafter purchased by the corporation out of surplus may be resold for such consideration as shall be fixed from time to time by the Board of Directors; shares of the Preferred stock redeemed by the corporation shall be cancelled and shall not be reissued.

                                  Article VI

The affairs of this corporation shall be managed By a Board of Director of not fewer than seven (7) nor more than seventeen (17). All Directors will be elected each year at the meeting of the shareholders.

The Directors shall elect a Chairman of the Board, and shall elect a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers, including an Executive Committee, with authority to act for such Board of Director as they see fit or as may be provided for by the By-Laws of the corporation. The term of office for such officers and members of the Executive Committee shall be for one (1) year.

Directors and Officers shall serve until their successors have been elected and qualified. The Board of Directors shall have the authority to fill vacancies for the unexpired portion of a term.

                                  Article VII

Corporate shareholders may vote through a properly designated representative or through a properly executed proxy. All proxies must be filed with the Secretary at least one (1) day prior to an election or meeting at which they are to be used or for such additional time as may be provided by the By-Laws.

No proxy shall be valid for more than sixty (60) days from the date of its execution, and shall not be valid more than (30) days after the meeting for which it is executed. It may be revoked at any time by the stockholder who executed it.

                                 Article VIII

All instruments executed by the corporation which are required to be acknowledged and which affect an interest in real estate, shall be executed by the President or any Vice President and attested by the Secretary, and all other instruments executed by the corporation, including any releases or mortgages, or liens, may be executed by the President or any Vice President, or the Secretary or the Treasurer. Notwithstanding any of the foregoing provisions, any written instrument may be executed by any Officer or officers, agent or agents, or other person or persons specifically designated by resolution of the Board of Directors of this corporation. The corporation shall have a corporate seal which shall bear the words: "The Manufacturers Life Insurance Company (U.S.A.)."

                                  Article IX

The private property of the shareholders of this corporation shall be exempt from corporate liabilities, and this Article shall not be amended.

                                   Article X

The Board of Directors, at any regular or special meeting, is authorized to adopt, alter, amend or repeal By-Laws and to adopt new By-Laws not inconsistent with the law or these Articles of Incorporation, by an affirmative vote of a majority of a quorum.

A majority of the Board of Directors constitutes a quorum for the transaction of business, and the acts of a majority of the Directors present at a Meeting at which a quorum is present shall be the acts of the Board of Directors. Upon written notice of the time and place and purpose or purposes of any special meeting any of the Directors in between regular meetings of the Board of Directors may consent in writing to any specific action to be taken by the corporation; if approved by a majority of the Directors at such special meeting, including those consenting in writing, such action shall be as valid a corporation action as though authorized at a regular meeting of the Directors. The minutes of such approval and action shall be fully recorded, each written consent shall be reviewed at the next regular meeting of the Board of Directors.

The stockholders of the corporation may at any regular or special meeting called for the purpose, repeal, alter or amend any existing By-laws made by the Board of Directors, or adopt such By-Laws as they deem appropriate by a majority vote.

                                  Article XI

Subject to the approval of the Insurance Commissioner of the State of Michigan, these Articles, except Article IX, may be amended at any annual meeting of the shareholders or at any special meeting thereof called for that purpose, and such amendment shall be made by the affirmative vote of a majority of the shares of common stock in attendance at said meeting, in person or by proxy, provided, however, that a quorum is present at said meeting. For the purpose of this Article, as well as all other Articles of these Articles of Incorporation, a quorum is hereby established to be the stockholders in person or by proxy representing fifty-one (51%) percent of the issued and outstanding stock of the corporation. At any meeting of the stockholders to consider and act upon any proposed amendment of the Articles of Incorporation, the stockholders may adopt any modification or revision thereof proposed at said meeting.

                                  Article XII

No director of this Corporation shall be personally liable to the Corporation or its shareholders or policyholders for monetary damages for breach of the director's fiduciary duty, provided that the foregoing shall not eliminate or limit the liability of a director for any of the following:

i) a breach of the director's duty or loyalty to the Corporation or its shareholders or policyholders;

ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;

iii) a violation of Sections 5036,5276 or 5280 of the Michigan Insurance Code, being MCLA 500.5036, 500.5276 and 500.5280;

iv) a transaction from which the director derived an improper personal benefit; or

v) an act or omission occurring on or before the date of filing of these Articles of Incorporation.

If the Michigan Insurance code is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation,

In addition to the limitation on personal liability contained herein, shall be eliminated or limited to the fullest extent permitted by the Michigan Insurance Code as so amend. No amendment or repeal of this Article XII shall apply to or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such amendment or repeal.

IN WITNESS WHEREOF, We, the parties hereby associating, for the purpose of giving legal effect to these Articles of Incorporation, hereunto sign our names this 3rd day of December, A.D. 1992.

By: /s/ Geoffrey Guy
    ---------------------------------
    Geoffrey Guy,
    Vice President & Actuary

By: /s/ Stephen Rosen
    ---------------------------------
    Stephen Rosen,
    Assistant Secretary

PROVINCE OF ONTARIO )
                    )
COUNTY OF YORK      )

On this 3rd day of December, 1992 before me, a notary public in and for said county, personally appeared GEOFFREY GUY & STEPHEN ROSEN (list names) known to me to be the persons named in and who executed the foregoing instrument for the intents and purposes therein mentioned.

                                                  /s/ John J. O'Connor
                                                  -----------------------------
                                             Name John J. O'Connor
                                                  Notary Public, County of York
                                                  Province of Ontario
                                                  My Commission is for life

                      CERTIFICATE OF ASSISTANT SECRETARY

               THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.)

   The undersigned, being the duly elected Assistant Secretary of The Manufacturers Life Insurance Company (U.S.A.) (the "Corporation"), does hereby certify that the attached Articles of Redomestication of the Corporation, are true and correct copies of the Articles of ,Redomestication of the Corporation adopted by the Board of Directors on December 2, 1992.

   IN WITNESS WHEREOF, the undersigned has executed this certificate this 3rd day of December, 1992.

                                        /s/ Stephen Rosen
                                        --------------------------------------
                                        Stephen Rosen
                                        Assistant Secretary
                                        The Manufacturers Life Insurance
                                        Company (U.S.A)

[LOGO OF STATE OF MICHIGAN]

Department of Labor and Economic Growth
Division of Insurance
I certify that this is a true and complete copy ofthe original document on file in this office.

8-4-2004 Marilyn Rzepecki